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                                                             EXHIBIT  11.1

                            SUNPHARM CORPORATION
                        CALCULATION OF LOSS PER SHARE

                             FOR THE YEAR ENDED
                              DECEMBER 31,1996

                   WEIGHTED AVERAGE SHARES OUTSTANDING:
                   ------------------------------------
                     TOTAL        # DAYS
                    SHARES      OUTSTANDING
                   ---------    -----------
Jan 1 - Jun 22     2,884,535   x   173 =   499,024,555

Jun 23 - Jul 22    3,223,617   x    30 =    96,708,510

Jul 23 - Dec 31    3,273,617   x   162 =   530,325,954

Dec 31 - Dec 31    3,708,879   x     0 =             0

                                   365    1,126,059,019 / 365 = 3,085,093

                    LOSS PER SHARE:
                    ------------------------------------
                         Net Loss            (2,836,609)
                                             -----------
                         Weighted Ave Share   3,085,093       = $   (0.92)